UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CAL DIVE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1500501
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 1000
Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:          333-134609
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:          None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
     A description of the Common Stock, par value $0.01 per share (the “Common Stock”), of Cal Dive International, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-134609), initially filed with the Securities and Exchange Commission on May 31, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which description is incorporated herein by reference. Such prospectus, in the form in which it is so filed, is deemed to be incorporated herein by reference. The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act.
Item 2. Exhibits
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAL DIVE INTERNATIONAL, INC.
By:	/s/ G. Kregg Lunsford
G. Kregg Lunsford
Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 11, 2006